UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/11/2005

FIRST CENTURY BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-11671

WV	55-0628089
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

P.O. Box 1559, Bluefield, WV 24701-1559
(Address of Principal Executive Offices, Including Zip Code)

304-325-8181
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On July 11, 2005, the Circuit Court for the County of Pulaski ("Court") entered an order approving settlement and dismissal (the "Order of Dismissal") of the case filed by First Century Bank, N.A., a wholly-owned subsidiary of First Century Bankshares, Inc. ("First Century") against New River Oils, L.L.C. ("NRO"), Heath Oil Co., LLC ("Heath") and Robert A. Sypniewski and Cheryl A. Sypniewski (collectively, the "Sypniewskis"). The case arose out of a check-kiting scheme involving the Sypniewskis, First Century and Community National Bank of Pulaski, Virginia. Under the settlement, the defendants agreed to pay First Century $185,000.
The Order of Dismissal provides that the case is dismissed without prejudice, with the right to refile within one hundred twenty (120) days from receipt of the $185,000 payment in the event of the filing of a petition for a voluntary or involuntary bankruptcy by or against any of the defendants within ninety (90) days from First Century's receipt of the $185,000 payment. The Order of Dismissal, further provides that the dismissal without prejudice becomes a dismissal with prejudice upon the expiration of 120 days following the date on which First Century receives the $185,000 payment. In the event that First Century does not refile within one hundred twenty (120) days from receipt of the $185,000 payment, First Century will be barred from refiling any pleading alleging the same or similar facts and seeking the same or similar relief.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

FIRST CENTURY BANKSHARES, INC.

Date: July 12, 2005.	By:	/s/ J. Ronald Hypes
J. Ronald Hypes
Treasurer (Principal Accounting and Financial Officer)